Exhibit 99.1
Signatures

KKR Europe II Limited	January 25, 2011

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR Associates Europe II, Limited Partnership	January 25, 2011

By: KKR Europe II Limited
Its: General Partner

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR European Fund II, Limited Partnership	January 25, 2011

By: KKR Associates Europe II, Limited Partnership
Its: General Partner

By: KKR Europe II Limited
Its: General Partner

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

/s/ Richard J. Kreider	January 25, 2011
Name: Richard J. Kreider
Title: Attorney-in-fact for Michael W. Michelson

/s/ Richard J. Kreider	January 25, 2011
Name: Richard J. Kreider
Title: Attorney-in-fact for Johannes P. Huth

/s/ Richard J. Kreider	January 25, 2011
Name: Richard J. Kreider
Title: Attorney-in-fact for Todd A. Fisher

/s/ Richard J. Kreider	January 25, 2011
Name: Richard J. Kreider
Title: Attorney-in-fact for Alexander Navab

/s/ Richard J. Kreider	January 25, 2011
Name: Richard J. Kreider
Title: Attorney-in-fact for Marc S. Lipschultz

/s/ Richard J. Kreider	January 25, 2011
Name: Richard J. Kreider
Title: Attorney-in-fact for Reinhard Gorenflos

/s/ Richard J. Kreider	January 25, 2011
Name: Richard J. Kreider
Title: Attorney-in-fact for Joseph Y. Bae